                                                         Exhibit 10.11

                    ASSIGNMENT AND SECURITY AGREEMENT

THIS ASSIGNMENT AND SECURITY AGREEMENT (hereinafter "Agreement") is entered into as of the 23rd day of March, 1995, by Racom Systems, Inc., a corporation organised under the laws of the State of Delaware, USA having its principal place of business at 6080 Greenwood Plaza Boulevard, Englewood, Colorado 80111 (hereinafter "Racom") and Intag International Limited (ACN 009 270 188 a company organized under the laws of the State of New South Wales, Australia having its principal place of business at 9th Floor, 27-31 Macquarie Place, Sydney NSW 2000, Australia (hereinafter "Intag")

                               RECITALS

A. As of the date of this Agreement, Intag has advanced to Racom certain funds for use by Racom for operations and working capital.

B. The parties anticipate that Intag will make further advances to Racom in the future for similar purposes.

C. To induce Intag to make further advances, the parties desire to secure Racom's repayment of such past and future advances in the manner provided in this Agreement.

NOW, THEREFORE, in consideration of the recitals set forth above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                AGREEMENT

          Section 1. ASSIGNMENT AND GRANT OF SECURITY, As security for the payment of the Secured Moneys, Racom does hereby assign and pledge to Intag and does hereby grant to Intag a continuing security interest in and lien upon, all of the right, title and interest of Racom, in and to all of Racom's personal property, rights and interests, whether tangible or intangible, now owned or hereafter acquired, including without limitation, all "goods" (including but not limited to "equipment" and "inventory"), "accounts", "chattel paper", "documents", "instruments", "fixtures" and "general intangibles" (including but not limited to contract and intellectual property rights), as such terms are defined in Article 9 of the Uniform Commercial Code as in effect in the State of Colorado from time to time and in all books and records related thereto or which are otherwise necessary or helpful in the collection thereof or realisation thereupon, and all renewals, substitutions, replacements, additions, accessions, proceeds and products thereof, specifically excluding, however, those assets described on Exhibit A attached hereto and incorporated herein by this reference (hereinafter referred to from time to time as the "Collateral"). For purposes of this
Agreement:

(a) the term "Secured Moneys" means all debts and monetary liabilities of Racom to Intag, of any nature, irrespective of whether the debts or liabilities are present or future; actual, prospective or contingent; owed or incurred to or for the account of Racom alone or severally or jointly with any other person; owed or incurred as principal, interest, fees, charges, taxes, duties or other imposts, damages (whether for breach of contract or tort or incurred on any ground), losses, costs or expenses or on any other account, or comprising any combination of the foregoing and shall include without limitation:

     (i) all amounts advanced by Intag to Racom prior to the date of this Agreement (collectively "OLD OBLIGATIONS") which total [US$2,433,797.98] comprising Original Loans - $933,797.98; Working Capital Facility - $700,000, License Amendment Loan - $400,000 and Additional Working Capital Facility - $400,000, the details of which are particularised in Exhibit B; and

     (ii) certain secured promissory notes or working capital facility advances issued or made concurrent with and subsequent to the date of the Agreement ("SECURED PROMISSORY NOTES");

(b) the term Collateral shall also be deemed to incorporate all assets acquired by Racom, in any manner whatsoever, subsequent to the date of this Agreement.

     SECTION 7. REPRESENTATIONS, WARRANTIES AND COVENANTS. Racom represents and warrants to and covenants with Intag as follows:

(a) Racom is the legal and beneficial owner of all of the Collateral and has not granted and there does not exist any other assignment, pledge, lien, security interest, encumbrance or other right, title or interest of any person in the Collateral except as specified on Exhibit C attached hereto and Racom shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Intag's interests therein.

(b) Except as specified on Exhibit C attached hereto, there is no financing statement or similar filing, registration, notice or assignment under the law of any jurisdiction (collectively "Registrations") now existing, on file or registered in any public office covering any interest of any kind in the Collateral and so long as any Secured Money remains unpaid, Racom will not execute or permit or suffer to exist any other, further or future Registration relating to the Collateral, except Registrations filed in respect of and covering the security interest of Intag in the Collateral granted hereby.

(c) This Agreement has been duly authorised by all necessary legal action and by Racom's Board of Directors and constitutes the duly authorised, legal, valid and binding obligation of Racom enforceable in accordance with its terms.

          SECTION 3. SPECIAL PROVISIONS CONCERNING COLLATERAL. Racom agrees to cause all payments received by Racom for the sale of any of the Collateral to be made directly to Intag. To the extent that Racom shall receive any such payments for the sale of Collateral directly, such payments shall be held in trust for the benefit of Intag and Racom will promptly forward all proceeds so received by it directly to Intag.

          SECTION 4. REGISTRATIONS; DOCUMENTARY STAMP TAXES. Racom agrees at any time and from time to time to execute and deliver to Intag such Registrations, in form acceptable to Intag, as may be necessary or appropriate, as determined by Intag in its discretion, to establish and maintain a valid, enforceable, perfected security interest in the Collateral.
 Racom will pay any applicable filing fees, documentary stamp taxes and related expenses in connection with the filing of such Registrations.

          SECTION 5. EVENTS OF DEFAULT

          Each of the following shall constitute an event of default under this Agreement:

          (a) Failure by Racom to repay any of the Secured Moneys when due and payable.

          (b) Failure by Racom to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the documents referred to in Exhibit B.

          (c) The appointment of a receiver for any part of Racom's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of the proceeding under any bankruptcy laws by or against Racom.

          Section 6. SPECIAL PROVISIONS CONCERNING REMEDIES AND SALE. In addition to any rights and remedies now or hereafter granted under applicable law and not by way of limitation, Intag shall at all times have all of the rights and remedies, in law or equity, of a secured party under Colorado law in addition to the rights and remedies provided herein, including, without limitation, all rights and remedies of a secured party under Article 9 of the Uniform Commercial Code as in effect in the State of Colorado from time to time. Intag is hereby appointed Racom's attorney-in-fact, at Intag's option, to take such action with respect to Racom's accounts as Intag is authorised by law or this Agreement to take. The power granted hereunder, being coupled with an interest, shall be irrevocable so long as any of the Secured Money remains unpaid. After final payment in full of the Secured Moneys, any Collateral held by Intag shall be turned over to Racom and any and all security interests held by Intag on the Collateral shall be deemed automatically terminated without any further representations, warranties or agreements of any kind, and Intag shall timely perform and undertake at the request of Racom all actions necessary for the release of such security interests in the Collateral.

          Section 7. MISCELLANEOUS

          (a) Any notice or demand upon either party shall be deemed to have been sufficiently given mailed if, postage prepaid, by registered or certified air mail, five (5) days after deposit in the mails, or if telexed, when sent, with an answer-back received, or if delivered by hand, when delivered, in each case to the address set forth in the first paragraph hereof or to such other address as either party may designate in writing.

          (b) No delay on the part of Intag in exercising any of its rights, remedies, powers and privileges hereunder or any partial or single exercise thereof shall constitute a waiver thereof. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by Racom and Intag. No notice to or demand on Racom in any case shall entitle Racom to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of Intag to any other or further action in any circumstances without notice or demand.

          (c) The Secured Promissory Notes and Old Obligations shall remain in full force and effect without regard to, and shall not be impaired by (i) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement, any other agreement or instrument relating to the Secured Promissory Notes and Old Obligations, any guaranty, or any other security for any of the Secured

Promissory Notes and Old Obligations; or (ii) any amendment to or modification or extension of, any agreement, document or instrument evidencing or relating to the Secured Promissory Notes and/or Old Obligations, the Secured Promissory Notes and/or Old Obligations themselves or any security or guaranty for any of the Secured Promissory Notes and/or Old Obligations, whether or not Racom shall have notice or knowledge of any of the foregoing. The rights and remedies of Intag herein provided are cumulative and not exclusive of any rights or remedies which Intag would otherwise have.

          (d) This Agreement shall be binding upon Racom and its successors and assigns and shall inure to the benefit of Intag and its successors and assigns, except that Racom may not transfer or assign any of its obligations, rights or interests hereunder without the prior written consent of Intag. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

          (e) The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provisions hereof.

          (f) Any provisions hereof which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (g) It is expressly agreed, notwithstanding anything herein or in any other agreement to the contrary, that Racom shall be and remain liable to perform all of its obligations (including without limitation, its obligations to preserve, protect and maintain the Collateral, and to collect payments due under the Collateral) with respect to the Collateral and Intag shall not have any obligations or liabilities with respect to the Collateral by reason of or arising out of this Agreement, nor shall Intag be required or obligated in any manner to perform or fulfil any of the obligations of Racom under or pursuant to the Collateral.

          (h) This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of Colorado.

          (i) The parties acknowledge that the Secured Promissory Notes and the promissory notes evidencing the Old Obligations currently have or may have in the future certain provisions whereunder the debt evidenced by such promissory notes may be converted into Racom common stock. In the event that Intag exercises its rights under such notes and converts all or a portion of the debt evidenced by such notes into Racom common stock, the parties agree that the Secured Moneys shall be reduced by an amount equal to the amount of debt evidenced by such promissory notes which in converted into Racom common stock on the date any such conversion takes effect.

          Section 8. VARIATION OF AGREEMENT. Following the date hereof, this Agreement may be varied, by a writing signed by both parties on terms acceptable to Intag and Racom, to accommodate Racom's capital raising proposals.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

Racom Systems, Inc. by order of its Board of Directors:

By:           /s/ Brian L. Harcourt
   ----------------------------------------------
Name: Brian L. Harcourt
Title: Chairman and Chief Executive Officer

Intag International Limited

By:
   ----------------------------------------------
Name:
Title:

                                   EXHIBIT A


NONE

                                   EXHIBIT B


                                 LOAN SUMMARY
                             As of March 23, 1995


ORIGINAL LOANS:                              $933,797.98
WORKING CAPITAL FACILITY:                    $700,000.00
LICENSE AMENDMENT LOAN:                      $400,000.00
SECURED PROMISSORY NOTES:                    $400,000.00
                                             -----------

TOTAL                                      $2,433,797.98

*The above represents principle only and does not include accrued interest payable.

                                    ORIGINAL LOANS


                        ORIGINAL    OUTSTANDING
DATE                    AMOUNT      BALANCE
----                  -----------   -----------

September 2, 1993       85,000.00
October 5, 1993        120,000.00
November 1, 1993       120,000.00
December 1, 1993       120,000.00
December 23, 1993       15,000.00
December 31, 1993       28,797.98
January 11, 1994        50,000.00
January 21, 1994        50,000.00
February 2, 1994        50,000.00
February 18, 1994       60,000.00
March 10, 1994          50,000.00
March 22, 1994          25,000.00
March 24, 1994          10,000.00
March 30,1994          100,000.00
April 11, 1994          50,000.00
                      -----------

Total                 $933,797.98   $933,797.98

                               WORKING CAPITAL FACILITY


                        ORIGINAL    OUTSTANDING
DATE                    AMOUNT      BALANCE
----                  -----------   -----------
April 21, 1994        $50,000.00
April 26, 1994         50,000.00
October 11, 1994      100,000.00
October 11, 1994      100,000.00
October 14, 1994      300,000.00
November 3, 1994      300,000.00
December 13, 1994     100,000.00
December 22, 1994    (200,000.00)
December 29, 1994    (100,000,00)
                      -----------

Total                $700,000.00    $700,000.00

                      SECURED PROMISSORY NOTES


                        ORIGINAL    OUTSTANDING
DATE                    AMOUNT      BALANCE
----                  -----------   -----------

February 22, 1995     $150,000.00
February 28, 1995       60,000.00
March 6, 1995           90,000.00
March 15,1995          100,000.00
                      -----------

Total                 $400,000.00   $400,000.00

March 29, 1995          50,000.00
March 31, 1995          50,000.00   $500,000.00
                      -----------
                       500,000.00

                             EXHIBIT C

Various operating leases on office equipment including copiers, fax machines and computers.